UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 21, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gentherm Incorporated (the “Company”) approved base salary deferrals generally for salaried employees, including the Company’s executive officers, to control expenses and conserve cash in light of the significant economic uncertainty and financial impact of the COVID-19 pandemic. Effective May 1, 2020 to December 31, 2020, the Company is implementing a deferral of 40% of the base salary of the Company’s Chief Executive Officer, 30% of the base salaries of the Company’s other executive officers and 20% of the base salaries of other salaried employees (subject to certain exceptions and applicable law). The accumulated deferred base salary will be paid on or before March 15, 2021 notwithstanding any termination of employment for any reason prior to payment.

On April 21, 2020, the Compensation Committee also approved a temporary revision to the Company’s non-employee director compensation program. Effective for the compensation paid as of the 2020 annual meeting of shareholders for service ending as of the 2021 annual meeting of shareholders, the Company will pay all annual cash retainers in the form of restricted stock, with such equity having the same vesting as the annual equity retainer. The restricted stock for non-employee directors will be granted as of the 2020 annual meeting, in accordance with historical practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: April 21, 2020

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